CPI Aerostructures, Inc. 8-K/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in this Form 8-k/a, of our report, dated December 4, 2018, with respect to our audit on the consolidated financial statements of Welding Metallurgy Inc. and subsidiary for the year ended December 31, 2017, which includes an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants

Saddle Brook NJ

March 8, 2019